Exhibit 10.7

The form of Labor Contract signed after 1 January 2008 is as follows:

Labor Contract

Party A (Employer)

Name: _______________________________________________

Registered address: __________________________________________

Legal representative (principal) or entrusted agent: _______________________________________

Post Code: _______________________________________

Connect Phone: _______________________________________

Party B (Employee)

Name: _______________________________________

Gender: _______________________________________

Date of Birth: _______________________________________

ID card No.: _______________________

First date working in Party A: _______________________________________

Former employer: _______________________________________

Registered permanent residence: _________________________________

Residential address: ____________________________________

Post Code: _______________________________________

Connect Phone: _______________________________________

According to the provisions of the Labor Law and Labor Contract Law of the People's Republic of China and Labor Contract Regulation of Jilin Province as well as relevant laws and regulations, the Parties enter into this contract on the base of equality, voluntaries and consensus and accordingly comply with the following terms and conditions.

Type and Duration

Article 1: Both parties choose type          contract.

(1) Fixed term: The Contract takes effect on _________ and ends on _________.

(2) Non-fixed term: The Contract takes effect on _________.

(3) Term bases on finishing certain work: The Contract takes effect on _________ and ends on when work is finished.

The probation period is commenced on and expired on ___________.

II. Working Content and Working Place

Article 2: Party B agrees to assume ________________ according to the working requirements of Party A.

Article 3: According to the characteristic of the positions in Party A, the working place for Party B is                                .

Article 4: Party B's working assessment standards is:                                                                                          .

III. Working Hours & Rest & Vocation

Article 5: Party B carries out work schedule system                 :

(1) Standard work schedule system

(2) Integration calculate work schedule system

(3) Flexible working schedule system

The normal working hours of Party B shall be eight hours each day and for an average of forty hours per week if he carries out standard work schedule system. Party A can arrange Party B to carry out integration calculate work schedule system or flexible working schedule system after being approved by Labor and Social Security Administration Agency.

Article 6: Party A should warrant the rest right of Party B. Party B is entitled to all legal holidays and other paid leaves of absence such as home leave, weddings and funerals, planned parenthood or paid annual leave in accordance with the laws and regulations.

Article 7: Party A should carry out labor quota standards strictly, not compelling Party B or in a disguised manner compelling Party B to work overtime. Party A may extend working hours due to the requirements of its production or business after consultation with the trade union and Party B, but the extended working hour for a day shall generally not exceed one hour; If such extension is called for due to special reasons, under the premise of guarding health for Party B, the extended hours shall not exceed three hours a day. However, the total extension in a month shall not exceed thirty-six hours.

Remuneration of Labor

Article 8: The salary of Party B shall be monthly paid by Party A, and the salary is RMB                     per month.

The salary in probation period is RMB           per month.

Other provisions about salary:                                      .

Article 9: Party A will pay Party B living expenses RMB per month or not less than the standard minimum salary in the city if Party B waits for work because of non-sufficient work task.

Article 10: Party A shall independently determine its form of wage distribution and wage level for its own unit according to law and based on the characteristics of its production and business and economic results. The distribution of wages shall follow the principle of distribution according to work ability, intensity, condition and contribution of Party B and equal pay for equal work.

Article 11: Party A must carry out The Interim Regulation of Paying Salary of Companies in Jilin. The wages paid to Party B shall not be deducted or delayed without justification.

Article 12: Party A shall arrange Part B to rest in another time or pay overtime salary according to relevant regulations of China or Jilin Province, if Party A arranges Party B to postpone working time or work on holidays stipulated by laws and regulations.

Social Security & Welfare

Article 13: Both parties must participate in social insurance according to the relevant regulations of the State and the province. Party A will pay for all mandatory social security programs for Party B. Party A can withhold and remit insurance premium paid by Party B from Party B’s salary.

Article 14 :Party B shall enjoy social insurance benefits in contract duration when on holidays, illness or injury, disability caused by work-related injury or occupational disease, child bearing and death, as well as terms and benefits when in terms of medical treatment, pregnant, confinement, lactation according to laws and regulations of the State and the province.

Article 15: Party A provides supplementary security and welfare to Party B as follows:

Working Protection & Working Conditions

Article 16: Party A should set up and improve operation process, work standard and safety production rules. Party B should strictly abide by the rules in the process of their work and be forbidden to engage in risky operation, prevent against accident and decrease occupational hazards.

Article 17: Party A should provide Party B with necessary articles of labor protection conforming to the provisions of the State.

Article 18: Party A should establish and improve rules of prevention and cure of occupational diseases, improve managing prevention and cure of occupational diseases and decrease occupational hazards.

Article 19: Party A should provide the Employee with political thought, occupational moral and technique training as well as safety education designedly according to its own character to improve Party B’s political consciousness, standard of occupational moral and occupational skills.

Article 20: Party B should attend all necessary education training organized by Party A seriously.

Performance and amendment of employment contracts

Article 21: Both parties shall each fully perform its/his obligations in accordance with the employment contract. Party A should provide Party B with proper workplace, ion labor condition and work post and pay Party B labor compensation on time and in full.

Article 22: Party B shall carry out work responsibility seriously and finish work task personally according to the provisions of employment contract.

Article 23: Both parties may amend the provisions of their employment contract if they so agree after consultations. Amendments to an employment contract shall be made in writing.

VIII Termination and ending of employment contracts and severance pay

Article 24: Termination and ending of employment contracts of both parties should abide by Article 36, 37, 38, 39, 40, 41, 42, 43, 44, 45 of Labor Contract Law of the People’s Republic of China and Article 25, 26, 27, 28 of Labor Contract Regulation of Jilin Province.

Article 25: Party A should pay Party B severance pay if the termination and ending of employment contract is in consistent with Article 46 of Labor Contract Law.

Article 26: Party B shall be paid severance pay based on the number of years worked with Party A at the rate of one month’s wage for each full year worked. Any period of not less than six months but less than one year shall be counted as one year. The severance pay payable to Party B for any period of less than six months shall be one-half of his monthly wages.

If the monthly wage of Party B is greater than three times the average monthly wage of employees in Party A’s area as published by the People’s Government at the level of municipality directly under the central government or municipality divided into districts of the area1 where Party A is located, the rate for the severance pay paid to him shall be three times the average monthly wage of employees and shall be for not more than 12 years of work.

For the purposes of this Article, the term “monthly wage” means Party B’s average monthly wage for the 12 months prior to the termination or ending of his employment contract.

Article 27: Party A should give written notice to Party B if he wants to terminate or extend employment contract 30 days before expiration of the contract.

Article 28: At the time of termination or ending of an employment contract, Party A shall issue a proof of termination or ending of the employment contract and, within 15 days, carry out the procedures for the transfer of Party B’s file and social insurance account.

Party B shall carry out the procedures for the handover of his work as agreed by the parties. If relevant provisions of this Law require the Employer to pay severance pay, it shall pay the same upon completion of the procedures for the handover of the work.

Article 29: If Party A terminates or ends an employment contract in violation of law and Party B demands continued performance of such contract, Party A shall continue performing the same. If the Employee does not demand continued performance of the employment contract or if continued performance of the employment contract has become impossible, the Employer shall pay damages to the Employee at twice the rate of the severance pay.

If Party B terminates or ends an employment contract in violation of law, causing Party A to suffer a loss, it shall be liable with Party A for damages.

IX Miscellaneous

Article 30: If Party A provides special funding for Party B’s training and gives him professional technical training, it may conclude an agreement specifying a term of service with Party B. If Party B breaches the agreement on the term of service, he shall pay liquidated damages to Party A as agreed. The term of service is commenced on                       and expired on                    . If Party B breaches the agreement on the term of service, he shall pay liquidated damages to Party A RMB

Article 31: If Party B has confidentiality obligation, Party A may agree with Party B on competition restriction provisions to stipulate competition restriction provisions. The term of restriction competition is commenced on                and expired                            on                                   . The extent of restriction competition is                                 . Party A shall pay financial compensation to Party B RMB                          per month.

Article 32: If Party B breaches provisions stipulated in the contract or confidentiality agreement on terminating the contract or maintaining the confidentiality of the trade secrets of Party A, causing Party A to suffer a loss, he shall pay liquidated damages to Party A RMB                        ..

Article 33: Both parties agree to other provisions as follows:

Article 34: Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may seek for a settlement through consultation; or either party may apply to the labor dispute mediation committee of their unit for mediation if they can not reach a settlement; Either party may also directly apply to the labor dispute arbitration committee for arbitration or bring the case to a people's court.

Article 35

The following agreements are appendices to the contract and shall have the same legal force as the text of Contract itself:

(1)

(2)

(3)

Article 36: If the contract not completely matters concerned or is inconsistent to the laws, regulations or policies of the States and the province, the laws, regulations or policies of the State and the province shall prevail.

Article 37: The agreement has two executed copies, one for each party. The agreement will be effective on signing and stamping by both parties.

Execution:

Party A: the Company (company seal)

Legal Representative (or Authorized Representative): Zhao Guohong

Date:

Party B: the Employer (signature)

Date: